Exhibit 1.3

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement, dated as of June 15, 2012 (this “Agreement”), is made and entered into by and among Chesapeake Midstream Ventures, L.L.C., a Delaware limited liability company (“CMV”), Chesapeake Midstream Holdings, L.L.C., a Delaware limited liability company (“Midstream Holdings”), GIP-A Holding (CHK), L.P., a Delaware limited partnership (“GIP I A”), GIP-B Holding (CHK), L.P., a Delaware limited partnership (“GIP I B”), GIP-C Holding (CHK), L.P., a Delaware limited partnership (“GIP I C” and, together with GIP I A and GIP I B, the “GIP I Parties”), GIP II Eagle 1 Holding, L.P., a Delaware limited partnership (“GIP II E1”), GIP II Eagle 2 Holding, L.P., a Delaware limited partnership (“GIP II E2”), GIP II Eagle 3 Holding, L.P., a Delaware limited partnership (“GIP II E3” and, together with GIP II E1 and GIP II E2, the “GIP II Parties”), and GIP II Eagle 4 Holding, L.P., a Delaware limited partnership (“GIP II E4” and, together with the GIP I Parties and the GIP II Parties, the “GIP Parties”). The above named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Midstream Holdings and the GIP II Parties have entered into that certain Purchase Agreement, dated as of June 7, 2012 (the “First Purchase Agreement”), pursuant to which the GIP II Parties are acquiring from Midstream Holdings on the date hereof certain limited partnership interests in Chesapeake Midstream Partners, L.P., a Delaware limited partnership (“CHKM”) and 500 Units representing a 50% membership interest in CMV;

WHEREAS, the GIP I Parties hold 500 Units representing the 50% membership interest in CMV that is not being acquired by the GIP II Parties, and immediately following the consummation of the transactions contemplated by the First Purchase Agreement the GIP Parties will own 100% of the outstanding equity interests in CMV and be the only “Members” of CMV under the Amended and Restated Limited Liability Company Agreement of CMV, dated as of August 3, 2010 (the “2010 CMV LLC Agreement”);

WHEREAS, Midstream Holdings and GIP II E4 have entered into that certain Purchase Agreement, dated as of June 7, 2012 (the “Second Purchase Agreement” and, together with the First Purchase Agreement, the “Purchase Agreements”), pursuant to which GIP II E4 has agreed, subject to the terms and conditions of the Second Purchase Agreement, to acquire certain limited partnership interests in CHKM from Midstream Holdings;

WHEREAS, CMV is the sole member of Chesapeake Midstream GP, L.L.C., a Delaware limited liability company (the “General Partner”);

WHEREAS, the GIP I Parties, Midstream Holdings and CHKM are party to that certain Registration Rights Agreement, dated as of August 3, 2010 (the “Registration Rights Agreement”);

WHEREAS, the Parties are familiar with the Purchase Agreements and acknowledge that they will benefit if the transactions provided for in the Purchase Agreements are consummated;

WHEREAS, in connection with the closing of the transactions contemplated by the First Purchase Agreement, the Parties wish to enter into this Agreement;

WHEREAS, the execution and performance of this Agreement is a material inducement to the willingness of the GIP II Parties, GIP II E4 and Midstream Holdings to consummate the respective transactions contemplated by the Purchase Agreements; and

WHEREAS, except as provided below or where the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the First Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Amendment of 2010 CMV LLC Agreement.

1.1 Notwithstanding anything in Sections 5.8, 13.5 or 13.6 of the 2010 CMV LLC Agreement to the contrary, Midstream Holdings, on behalf of itself and its Affiliates and Representatives and each of their respective successors and assigns, hereby (a) expressly accepts, acknowledges, consents and agrees to any amendment, restatement or termination of Sections 5.8, 13.5 and 13.6 of the 2010 CMV LLC Agreement that may be agreed to by the GIP Parties (or any subsequent equity-holders of CMV); (b) acknowledges and agrees that, except to the extent expressly set forth in Section 1.3 of this Agreement, Midstream Holdings shall no longer have any rights under or pursuant to the 2010 CMV LLC Agreement, including without limitation Sections 5.8, 13.5 and 13.6 thereof; and (c) releases, acquits, waives and forever discharges CMV and the GIP Parties (together with their respective Affiliates and Representatives and each of their respective successors and assigns and any other current or future members or equity-holders of CMV and their respective Affiliates and Representatives) from and against any and all Claims, demands, Liabilities, rights of contribution, obligations, covenants, promises, Losses and judgments, as well as any other kind or character of Claim or action, arising out of the 2010 CMV LLC Agreement.

1.2 Notwithstanding anything in Sections 5.8, 13.5 or 13.6 of the 2010 CMV LLC Agreement to the contrary, each of the GIP Parties and CMV, in each case on behalf of itself and its Affiliates and Representatives and each of their respective successors and assigns, hereby releases, acquits, waives and forever discharges Midstream Holdings (together with its Affiliates and Representatives and each of their respective successors and assigns and any other current or future members or equity-holders of Midstream Holdings and their respective Affiliates and Representatives) from and against any and all Claims, demands, Liabilities, rights of contribution, obligations, covenants, promises, Losses and judgments, as well as any other kind or character of Claim or action, arising out of the 2010 CMV LLC Agreement.

1.3 Notwithstanding anything in this Section 1 to the contrary, CMV hereby agrees to provide to Midstream Holdings and its Affiliates and Representatives, including the CHK Director, and each of their respective successors and assigns all of the rights and benefits currently provided to such Persons under or pursuant to Article VIII of the 2010 CMV LLC Agreement and Article VIII of the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of August 3, 2010 (the “GP Company Agreement”) and such provisions are hereby expressly incorporated herein and made a part hereof, and Midstream Holdings agrees to comply with Article VIII of the 2010 CMV LLC Agreement and Article VIII of the GP Company Agreement, in each case as in effect immediately prior to the date hereof as if Midstream Holdings remained a “Member” of CMV (it being understood and agreed, for the avoidance of doubt, that Midstream Holdings is no longer a “Member” of CMV and without limiting the foregoing, there shall be no restriction hereunder on any amendment, restatement or termination of such Article VIII or any other provision of the 2010 CMV LLC Agreement or, to the extent otherwise permitted by this Agreement, of Article VIII of the GP Company Agreement or any other provision of the GP Company Agreement and it being further understood that any such amendments shall not affect the Parties’ rights and benefits hereunder).

2. General Partner Board Designation.

2.1 Until the occurrence of a GP Board Designation Right Termination, CMV shall designate, nominate, appoint and elect one director (the “CHK Director”) designated in writing to CMV by Midstream Holdings, to the board of directors of the General Partner (the “Board”), who shall be a Class C Director as defined in the GP Company Agreement as in effect immediately prior to the date hereof. Until the occurrence of a GP Board Designation Right Termination, CMV shall remove the CHK Director only at the direction of Midstream Holdings and shall fill any vacancy on the Board caused by the removal, resignation or failure to renominate the CHK Director with a Person designated by Midstream Holdings. As used herein, the term “GP Board Designation Right Termination” means the earliest to occur of the following: (i) the closing of the transactions contemplated by the Second Purchase Agreement; (ii) the failure of CHK and its Affiliates, in the aggregate, to beneficially own and control an amount of Common Units and/or Subordinated Units that represent at least five percent (5%) or more of the aggregate issued and then outstanding Common Units and Subordinated Units; (iii) the date that is three years from the date hereof; and (iv) the date that the Second Purchase Agreement is terminated pursuant to Section 10.01(d) thereof.

2.2 Until the occurrence of a GP Board Designation Right Termination, CMV shall not, and shall cause the General Partner not to, without the consent of Midstream Holdings, amend or replace the GP Company Agreement, or adopt a new limited liability company agreement, including by merger, consolidation, conversion or otherwise, to the extent that any such amendment, replacement or adoption materially and adversely affects (a) the rights of the CHK Director provided in this Agreement, (b) the provisions of the GP Company Agreement insofar as they affect the rights and powers of the Class C Director (including by removal or replacement of the CHK Director other than in accordance with this Agreement), or (c) reduce the CHK Director’s access to the other directors, officers, employees or other sources of information concerning CHKM to the extent generally provided to other Directors (as defined in the GP Company Agreement), subject to appropriate confidentiality and conflict of interest considerations; provided that the following changes shall not be considered to have such a material or adverse effect for purposes of this Section 2.2: (i) any increase in the size of the Board or any committee thereof, or the filling of the positions created by such increase; or (ii) any amendment, replacement or adoption resulting from the sale, transfer or disposition of the

General Partner or CMV, or the merger or consolidation of the General Partner or sale by the General Partner of substantially all its assets, in each case to or with a Third Party, or any public offering of the General Partner or CMV. CMV shall not take any act to remove the General Partner as the general partner of the Partnership other than in connection with a transfer of the General Partner Interest (as defined in the Partnership Agreement) permitted by the Partnership Agreement.

3. Standstill. In the event the Second Purchase Agreement is terminated by Midstream Holdings in accordance with its terms prior to the closing of the transactions contemplated thereby pursuant to (x) Section 10.01(e) thereof or (y) Section 10.01(d) thereof, each of the GIP Parties hereby agrees that, from and after the date of such termination through and including the 180th day following such termination, it shall not, and shall cause its Affiliates (other than CHKM) not to, without the prior written consent of Midstream Holdings, (i) request the inclusion of Registrable Securities in any Registration Statement filed in response to a Demand Notice initiated by CHK or its Affiliates, (ii) deliver a Demand Notice to the Partnership, or (iii) otherwise cause the Partnership to file a Registration Statement registering the resale of Common Units owned by the GIP Parties or their Affiliates. Unless the context otherwise requires, capitalized terms used in this Section 3 and not otherwise defined in this Agreement shall have meanings ascribed to such terms in the Registration Rights Agreement.

4. Miscellaneous.

4.1 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN WILMINGTON, DELAWARE OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

4.2 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.3 Amendments and Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto.

4.4 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, that notices of a change of address shall be effective only upon receipt thereof):

(a)	If to CMV or any of the GIP Parties:

c/o

Global Infrastructure Management, LLC

12 East 49th Street

New York, New York 10017

Attention: William Brilliant

Facsimile: (646) 282-1580

Global Infrastructure Management UK Limited

The Peak

5 Wilton Road

London

United Kingdom

Attn: Joseph Blum

Fax: +44 207 798 0530

with a copy to:

Latham & Watkins LLP

885 3rd Avenue

New York, NY 10022

Attention: Edward Sonnenschein

                 Eli Hunt

Facsimile: (212) 751-4864

(b)	If to Midstream Holdings:

Chesapeake Midstream Holdings, L.L.C.

c/o Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Attention: Domenic J. Dell’Osso, Jr.

Telephone: (405) 935-6125

Facsimile: (405) 849-6125

with a copy to:

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Michael S. Telle

Telephone: (713) 221-1327

Facsimile: (713) 221-2113

Email: michael.telle@bgllp.com

with a copy to:

Commercial Law Group, P.C.

5520 North Francis Avenue

Oklahoma City, Oklahoma 73118

Attention: C. Ray Lees

Telephone: (405) 254-5725

Facsimile: (405) 232-5553

Email: rlees@clgroup.org

4.6 Assignment. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their successors and permitted assigns; provided, that this Agreement shall inure to the benefit of the Persons released in Section 1 hereof, who shall be third party beneficiaries hereunder. Midstream Holdings may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the GIP Parties. The GIP Parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent of CHK (except that the GIP Parties may freely assign this Agreement or any rights or obligations hereunder without any such consent (x) to any Permitted Assignee and (y) to any Person that acquires any Subject Interests other than pursuant to a registration statement under the Securities Act or a sale to the general public in reliance on an exemption therefrom; provided, that no such assignment shall relieve the GIP Parties of their obligations hereunder without the prior written consent of CHK.

4.7 Entire Agreement. This Agreement, together with each of the other Transaction Documents, constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersede any and all prior or contemporaneous discussions, agreements and understandings, whether written or oral, including for the avoidance of doubt that certain non-binding term sheet dated May 29, 2012 (and any iterations thereof) and the Confidentiality Agreement. Without limiting the foregoing, each of the Parties acknowledges and agrees that (i) this Agreement, together with each of the other Transaction Documents, were at the time of execution, and continue to be, executed and delivered in connection with each of the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) the performance of this Agreement and each of the other Transaction Documents and expected benefits herefrom and therefrom are a material inducement to the willingness of the Parties to enter into and perform this Agreement and the other Transaction Documents and the transactions described herein and therein, (iii) the Parties would not have been willing to enter into this Agreement and the other Transaction Documents in the absence of the entrance into, performance of, and the economic interdependence of, the Transaction Documents, (iv) the execution and delivery of this Agreement and the Transaction Documents and the rights and obligations of the Parties hereto and thereto are interrelated and part of an integrated transaction being effected pursuant to the terms of this Agreement and the Transaction Documents, (v) irrespective of the form such documents have taken, or otherwise, the transactions contemplated by this Agreement and the Transaction Documents are necessary elements of one and the same overall and integrated transaction, (vi) the transactions contemplated by this Agreement and by the Transaction Documents are economically interdependent and (vii) such Party will cause any of its successors or permitted assigns to expressly acknowledge and agree to this Section 4.7 prior to any assignment or transfer of this Agreement, by operation of law or otherwise.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to principles of conflicts of laws.

4.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction by any applicable Governmental Authority, (i) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, (ii) such provision shall be invalid, illegal or unenforceable only to the extent strictly required by such Governmental Authority, (iii) to the extent any such provision is deemed to be invalid, illegal or unenforceable, each of the Parties agrees that it shall use its best efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible and (iv) to the extent that the Governmental Authority does not modify such provision, each of the Parties agrees that it shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible.

4.10 Facsimiles; Electronic Transmission; Counterparts. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

4.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

4.12 No Strict Construction. The Parties acknowledge and agree that this Agreement has been jointly prepared by the Parties, and no ambiguity herein shall be construed against any Party as the principal draftsperson hereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement. As used hereunder, the word “including” and its derivatives mean “including without limitation” and is a term of illustration and not of limitation and the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have delivered and executed this Agreement as of the date first above written.

CHESAPEAKE MIDSTREAM VENTURES, L.L.C.

By:	/s/ J. MIKE STICE

Name:	J. Mike Stice
Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.

By:	/s/ JENNIFER M. GRIGSBY

Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

Signature Page to the Investor Rights Agreement

GIP-A HOLDING (CHK), L.P.

BY:	GIP-A HOLDING (CHK) GP, LLC,
its general partner

By: /s/ ADEBAYO OGUNLESI
Name: Adebayo Ogunlesi
Title: President

GIP-B HOLDING (CHK), L.P.

BY:	GIP-B HOLDING (CHK) GP, LLC,
its general partner

By: /s/ ADEBAYO OGUNLESI
Name: Adebayo Ogunlesi
Title: President

GIP-C HOLDING (CHK), L.P.

BY:	GIP-C HOLDING (CHK) GP, LLC,
its general partner

By: /s/ ADEBAYO OGUNLESI
Name: Adebayo Ogunlesi
Title: President

Signature Page to the Investor Rights Agreement

GIP II EAGLE 1 HOLDING, L.P.

BY:	GIP II EAGLE 1 HOLDING GP, LLC, its general partner

By: /s/ MATTHEW HARRIS
Name: Matthew Harris
Title: Manager

GIP II EAGLE 2 HOLDING, L.P.

BY:	GIP II EAGLE 2 HOLDING GP, LLC, its general partner

By: /s/ MATTHEW HARRIS
Name: Matthew Harris
Title: Manager

GIP II EAGLE 3 HOLDING, L.P.

By:	GIP II EAGLE 3 HOLDING GP, LLC, its general partner

By: /s/ MATTHEW HARRIS
Name: Matthew Harris
Title: Manager

GIP II EAGLE 4 HOLDING, L.P.

By:	GIP II EAGLE 4 HOLDING GP, LLC, its general partner

By: /s/ MATTHEW HARRIS
Name: Matthew Harris
Title: Manager

Signature Page to the Investor Rights Agreement